Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

MeaTech 3D Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Ordinary shares, no par value per share	Rule 457(o)	⸻	$⸻	$⸻	0.0000927	$⸻
	Equity	Ordinary shares, no par value, as represented by American Depositary Shares(2)	Rule 457(o)	⸻	⸻	⸻	0.0000927	⸻
	Other	Warrants	Rule 457(o)	⸻	⸻	⸻	0.0000927	⸻
	Other	Units(3)	Rule 457(o)	⸻	⸻	⸻	0.0000927	⸻
	Unallocated (Universal) Shelf	⸻	Rule 457(o)	⸻	⸻	$75,000,000	0.0000927	$6,953.00
	Total Offering Amounts					$75,000,000		$6,953.00
	Total Fees Previously Paid							$⸻
	Total Fee Offsets							$⸻
	Net Fee Due							$6,953.00

(1)
An indeterminate number and aggregate initial offering price of securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder, which together shall have an aggregate initial offering price not to exceed $75,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act.

(2)
Ordinary shares are represented by American Depositary Shares, or ADSs, each of which represents ten ordinary shares of the registrant. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-253915).

(3)	Each unit will represent an interest in two or more other securities registered hereunder, which may or may not be separable from one another.